                                                                      Exhibit 23

            [LETTERHEAD OF GRIMSLEY, WHITE & COMPANY APPEARS HERE]




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As the independent certified public accountant of Rocky Ford Financial, Inc., we hereby consent to the use of our report, made part of the Form 10-KSB filing for the year ended September 30, 1998


December 22, 1998



/s/ Grimsley, White & Company
Grimsley, White & Company